EXHIBIT 99.1 PRESS RELEASE, DATED NOVEMBER 5, 2008, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER OF 2009

EnerSys Reports Second Fiscal Quarter of 2009 Results

READING, PA, November 5, 2008/PRNewswire-FirstCall/ — EnerSys (NYSE:ENS), the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today its financial results for the second fiscal quarter of 2009. Net earnings for the Company’s second quarter increased 50% over the second quarter of the prior year to $25.2 million, or $0.50 per diluted share. This included a highlighted charge of approximately $0.7 million ($1.0 million pre-tax), or $0.01 per diluted share, from the Company’s ongoing European restructuring actions.

Net earnings for the second fiscal quarter of 2008 were $16.8 million, or $0.35 per diluted share, which included $0.3 million ($0.4 million pre-tax) unfavorable impact of the continuation of the European restructuring plan.

Excluding the highlighted European restructuring charges in the second fiscal quarter of 2009, non-GAAP adjusted net earnings increased 51% over the non-GAAP adjusted net earnings of the second fiscal quarter of the prior year to $25.9 million, or $0.51 per diluted share. These non-GAAP adjusted results are consistent with the diluted EPS guidance, as previously provided on August 5, 2008 of $0.49 - $0.53 per share. This guidance also excluded the same highlighted item for fiscal 2009. These adjusted results are compared to non-GAAP adjusted net earnings for the second fiscal quarter of 2008 of $17.1 million, or $0.35 per diluted share. Please refer to the paragraph below under the heading “Reconciliation of Non-GAAP Adjusted Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the second fiscal quarter of 2009 were $526.8 million, compared to $461.5 million in the comparable period of the prior year, or an increase of 14%. The Company’s second quarter growth rate includes approximately 10% attributable to ongoing selling price recovery actions and approximately 5% due to stronger foreign currencies, primarily the euro compared to the U.S. dollar. Organic volume declined approximately 1% as the Company began to feel the effects of the recent decline in global economic activity.

The Company’s operating results for its reporting segments for the second fiscal quarter of 2009 compared to the second fiscal quarter of 2008 are as follows (in millions):

	Reserve Power	Motive Power	Consolidated
Three months ended September 28, 2008:
Net sales	$246.1	$280.7	$526.8

Operating earnings before highlighted items	$26.6	$18.3	$44.9
Restructuring charges	(0.2)	(0.8)	(1.0)

Total operating earnings	$26.4	$17.5	$43.9

Three months ended September 30, 2007:
Net sales	$198.6	$262.9	$461.5

Operating earnings before restructuring charges	$9.4	$22.6	$32.0
Restructuring charges	(0.3)	(0.2)	(0.5)

Total operating earnings	$9.1	$22.4	$31.5

Reserve Power total operating earnings increased 190% in the second fiscal quarter of 2009 in comparison with the prior year quarter due to stronger organic volume and pricing. Motive Power total operating earnings has declined 22% in the second fiscal quarter of 2009 in comparison with the prior year quarter due primarily to lower volume, while pricing improvements have slowed with the decline in lead costs.

Net earnings for the six fiscal months of 2009 were up 110% and, on a non-GAAP adjusted basis, were up 60% when compared to the comparable prior year amounts. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Adjusted Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net earnings for the six fiscal months of 2009 were $50.7 million or $1.00 per diluted share. The six fiscal months of 2009’s net earnings included the following highlighted items: a credit of approximately $8.5 million ($10.9 million pre-tax), or ($0.17) per diluted share, from the April 2008 sale of the Company’s Manchester, England manufacturing facility; a charge of approximately $2.2 million ($3.4 million pre-tax), or $0.04 per diluted share, from an accrual of a court assessment against the Company; costs of approximately $2.1 million ($3.1 million pre-tax), or $0.04 per diluted share, from the Company’s ongoing European restructuring actions; charges of approximately $3.4 million ($5.2 million pre-tax), or $0.07 per diluted share, from the Company’s recent refinancing activities; and costs associated with a secondary offering of the Company’s common stock held by certain of its shareholders of $0.2 million ($0.3 million pretax) or $0.01 per diluted share. In total, these highlighted items increased net earnings by $0.6 million, or $0.01 per diluted share.

Net earnings for the six fiscal months of 2008 were $24.2 million or $0.50 per diluted share, included an unfavorable $0.15 per share impact from the $7.1 million ($10.3 million pre-tax) of the European restructuring and $0.1 million ($0.2 million pre-tax) unfavorable impact of professional fees related to a secondary offering. Excluding the highlighted charges, non-GAAP adjusted net earnings for the six fiscal months of 2008 were $31.4 million or $0.65 per diluted share.

Net sales for the six fiscal months of 2009 were $1.12 billion compared to $891.3 million in the prior year, or an increase of 26%. The Company’s six month growth rate includes approximately 14% attributable to ongoing price recovery actions, 8% due to stronger foreign currencies, primarily the euro compared to the U.S. dollar, and 4% due to organic volume.

The Company’s operating results for its reporting segments for the six fiscal months of 2009 and the comparable prior year period are as follows (in millions):

	Reserve Power	Motive Power	Consolidated
Six months ended September 28, 2008:
Net sales	$504.8	$614.0	$1,118.8

Operating earnings before highlighted items	$47.6	$40.0	$87.6
Gain on sale of manufacturing facility	10.9	—	10.9
Legal proceedings charge	(3.4)	—	(3.4)
Restructuring charges	(1.5)	(1.7)	(3.2)

Total operating earnings	$53.6	$38.3	$91.9

Six months ended September 30, 2007:
Net sales	$383.3	$508.0	$891.3

Operating earnings before restructuring charges	$17.8	$43.2	$61.0
Restructuring charges	(7.7)	(2.6)	(10.3)

Total operating earnings	$10.1	$40.6	$50.7

“Our earnings performance for the second quarter of our fiscal year 2009 was a record with diluted earnings per share of $0.51, excluding the costs of our ongoing European restructuring program,” stated John D. Craig, chairman, president and chief executive officer. “We are experiencing reduced demand for certain of our products and services, as global economic conditions impact our business. In spite of these challenging conditions, we expect solid earnings for the third fiscal quarter of 2009, with adjusted diluted net earnings per share of between $0.40 and $0.44. This excludes the expected $0.03 per share charge in the quarter from our European restructuring actions and would be considerably above the comparable earnings of $0.35 in the third quarter of the prior year.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not directly related to operating unit performance and are unusual in nature and accordingly, are not indicative of ongoing operating results. Management believes these charges or credits are not valid measures of the performance of the Company’s underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts for the second fiscal quarters and six fiscal months ended September 28, 2008 and September 30, 2007. Non-GAAP adjusted net earnings are calculated excluding highlighted charges and credits. The following table provides additional information regarding certain non-GAAP measures:

	Fiscal quarter ended
	September 28, 2008		September 30, 2007
	(In millions, except share and per share data)
Net earnings reconciliation
As reported net earnings	$25.2		$16.8
Non-GAAP adjustments (net of tax):
Restructuring charges	0.7	(3)	0.3	(3)

Non-GAAP adjusted net earnings	$25.9		$17.1

Outstanding shares used in per share calculations:
Basic	49,578,424		47,098,758

Diluted	50,621,441		48,068,262

Non-GAAP adjusted net earnings per share:
Basic	$0.52		$0.36

Diluted	$0.51		$0.35

Reported net earnings per share:
Basic	$0.51		$0.36

Diluted	$0.50		$0.35

	Six fiscal months ended
	September 28, 2008		September 30, 2007
	(In millions, except share and per share data)
Net earnings reconciliation
As reported net earnings	$50.7		$24.2
Non-GAAP adjustments (net of tax):
Gain on sale of manufacturing facility	(8.5	)(1)	—
Legal proceedings charge	2.2	(2)	—
Restructuring charges	2.1	(3)	7.1	(3)
Refinancing related charges	3.4	(4)	—
Secondary offering fees	0.2	(5)	0.1	(5)

Non-GAAP adjusted net earnings	$50.1		$31.4

Outstanding shares used in per share calculations:
Basic	49,454,074		46,992,038

Diluted	50,564,479		47,959,897

Non-GAAP adjusted net earnings per share:
Basic	$1.01		$0.67

Diluted	$0.99		$0.65

Reported net earnings per share:
Basic	$1.02		$0.51

Diluted	$1.00		$0.50

(1)	Resulting from pretax gain of approximately $10.9 million, net of fees and expenses, from the sale of the Manchester, England manufacturing facility, recorded in the first fiscal quarter of 2009.
(2)	Resulting from pretax charge of approximately $3.4 million in the first fiscal quarter of 2009 for a litigation accrual related to an award against the Company.
(3)

Resulting from pretax charges of approximately $1.0 million in the second fiscal quarter and $3.2 million in the six fiscal months of 2009; and $0.5 million and $10.3 million in the second fiscal quarter and six fiscal months of 2008, primarily for severance costs related to staff reductions, and in fiscal 2008, fixed asset write-offs for restructuring activities in Europe, related to the Energia acquisition.

(4)

Resulting from pretax charges of approximately $5.2 million in the first fiscal quarter of 2009, of charges related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges are comprised of an approximate $4.0 million write-off of deferred financing fees and $1.2 million of losses incurred in terminating certain interest rate swap agreements.

(5)

Resulting from pretax charges of approximately $0.3 million and $0.2 million, respectively, for professional fees related to secondary stock offerings which occurred in the six fiscal months of 2009 and 2008.

EnerSys

Summary of Earnings

(In millions, except share and per share data)

		Fiscal quarter ended
	(Unaudited)	September 28, 2008	September 30, 2007
Net sales		$526.8	$461.5
Gross profit		109.0	92.0
Operating expenses		64.1	60.0
Restructuring charges		1.0	0.4
Operating earnings		43.9	31.5
Earnings before income taxes		37.2	23.7
Net earnings		$25.2	$16.8

Net earnings per common share:
Basic		$0.51	$0.36

Diluted		$0.50	$0.35

Weighted average shares outstanding:
Basic		49,578,424	47,098,758

Diluted		50,621,441	48,068,262

EnerSys

Summary of Earnings

(In millions, except share and per share data)

		Six fiscal months ended
	(Unaudited)	September 28, 2008	September 30, 2007
Net sales		$1,118.8	$891.3
Gross profit		221.6	178.6
Operating expenses		134.0	117.5
Gain on sale of manufacturing facility		(10.9)	—
Restructuring charges		3.2	10.3
Legal proceedings charge		3.4	—
Operating earnings		91.9	50.7
Earnings before income taxes		71.2	34.4
Net earnings		$50.7	$24.2

Net earnings per common share:
Basic		$1.02	$0.51

Diluted		$1.00	$0.50

Weighted average shares outstanding:
Basic		49,454,074	46,992,038

Diluted		50,564,479	47,959,897

EnerSys will host a conference call to discuss the Company’s second fiscal quarter 2009 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for November 6, 2008, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President and Chief Executive Officer and Michael T. Philion, Executive Vice President – Finance and Chief Financial Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, November 6, 2008
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Call-In Number:	800-299-7928
International Dial-In Number:	617-614-3926
Passcode:	39351614

A replay of the conference call will be available from 11:00 a.m. on November 6, 2008, through midnight on December 5, 2008.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888- 286-8010
International Replay Number:	617-801-6888
Passcode:	93965487

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys,

P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627; Website http://www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “intend,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. No undue reliance should be placed on any forward-looking statements.